UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Nokia Litigation Update.

On August 31, 2009, InterDigital, Inc.’s wholly owned subsidiaries InterDigital Communications, LLC and InterDigital Technology Corporation (collectively, "InterDigital") filed a petition for review of certain issues in the initial determination issued on August 14, 2009 by the Chief Administrative Law Judge overseeing the United States International Trade Commission (the "Commission") action brought by InterDigital against Nokia Corporation and Nokia, Inc. (collectively, "Nokia"). On the same date, Nokia also filed a petition for review of certain issues in the initial determination. Responses to the petitions are due by September 8, 2009. The Commission is expected to decide on or around October 16, 2009 whether it will review the initial determination, and the Commission’s final determination is expected by December 14, 2009.

Receipt of Prepayment Under Existing Patent License Agreement.

Under the terms of an existing patent license agreement, on August 31, 2009, InterDigital, Inc.’s patent licensing subsidiaries received a prepayment of royalties in the approximate amount of $105 million to cover expected sales over a defined period of time.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

September 1, 2009	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC